EXHIBIT 99.1

Sent via electronic delivery

March 23, 2011

Christopher A. Wilson
General Counsel and Vice President
General Finance Corporation
39 East Union Street
Pasadena, CA 91103

RE:          General Finance Corporation (Symbol: GFN)
Nasdaq Listing Qualifications Hearings
Docket No. NQ 5877N-11

Dear Mr. Wilson:

This is to advise you that we have been informed by staff that the market maker deficiency of General Finance Corporation (the “Company”) has been cured, and that the Company is in compliance with all applicable listing standards. Therefore, the scheduled hearing before the Hearings Panel has been cancelled. The Company’s stock will continue to be listed and trade on The Nasdaq Stock Market.

If you have any questions regarding this matter, please contact me at (301) 978-8077.

Sincerely,

/s/ Amy Horton
Amy Horton
Chief Counsel
Nasdaq Office of General Counsel, Hearings